Exhibit 10.3

OMNIBUS AMENDMENT TO THE

THE FERGUSON GROUP INTERNATIONAL SHARESAVE PLAN 2019

THE FERGUSON GROUP LONG TERM INCENTIVE PLAN 2019

THE FERGUSON GROUP ORDINARY SHARE PLAN 2019

THE FERGUSON GROUP PERFORMANCE ORDINARY SHARE PLAN 2019

This omnibus amendment (this “Amendment”), effective as of August 1, 2024 (the “Effective Date”), by Ferguson Enterprises Inc., a Delaware corporation (the “Company”), amends each of the The Ferguson Group International Sharesave Plan 2019 (the “ISP”), The Ferguson Group Long Term Incentive Plan 2019 (the “LTIP”), The Ferguson Group Ordinary Share Plan 2019 (the “OSP”), and The Ferguson Group Performance Ordinary Share Plan 2019 (the “POSP” and, the ISP, LTIP, OSP and POSP collectively, the “Plans” and each, a “Plan”).

WHEREAS, as of the Effective Date the Company has assumed the Plans and all rights and obligations under the Plans;

WHEREAS, Section 15 of the ISP, Section 13.1 of the LTIP, Section 13.1 of the POSP and Section 11.1 of the OSP provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time;

WHEREAS, the Board has determined it to be in its best interests to amend the Plans as set forth herein; and

NOW, THEREFORE, the Plans shall be amended as follows:

1. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the applicable Plan, except as otherwise provided herein.

2. The name of each Plan shall be, and hereby is, amended its entirety as follows:

The ISP shall be the “Ferguson Enterprises Inc. International Sharesave Plan 2019”.

The LTIP shall be the “Ferguson Enterprises Inc. Long Term Incentive Plan 2019”.

The POSP shall be the “Ferguson Enterprises Inc. Performance Ordinary Share Plan 2019”.

The OSP shall be the “Ferguson Enterprises Inc. Ordinary Share Plan 2019”.

3. The definition of “Company” in each Plan shall be, and hereby is, amended and restated in its entirety as follows:

“Company means Ferguson Enterprises Inc., a Delaware corporation, and its successors by operation of law.”

4. References to “shareholder” or “shareholders” in each Plan shall mean “stockholder” or “stockholders”, respectively, of Ferguson Enterprises Inc.

5. References to “1020 Eskdale Road, Winnersh, Wokingham RG41 5TS” in each Plan shall mean “751 Lakefront Commons, Newport News, Virginia 23606.”

6. To the extent that Shares are required to, or may, be issued pursuant to an Award or Option, as applicable, shares of the Company’s common stock, par value $0.0001 per share, will be issued upon the exercise of, or the payment of, any such Awards or Options, as applicable, previously granted under the Plans, including, for the avoidance of doubt, Awards or Options that were granted and outstanding prior to the Effective Date.

7. Until surrendered and exchanged, each award certificate delivered to a Participant pursuant to a Plan and evidencing outstanding Shares immediately prior to the Effective Date shall, for all purposes of the applicable Plan and the Shares, continue to evidence the identical amount and number of outstanding Shares at and after the Effective Date.

8. Except as modified by this Amendment, all of the terms and conditions of the Plans shall remain valid and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Omnibus Amendment to the Plans as of the first day of August, 2024.

FERGUSON ENTERPRISES INC.

By:	/s/ Ian Graham
Name:	Ian Graham
Title:	Chief Legal Officer